Exhibit 10.1

HUAYUE ELECTRONICS INC.

SHAREHOLDERS AGREEMENT

Dated as of

June 12, 2015

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of June 12, 2015 (the “Effective Date”), by and among Huayue Electronics Inc. (the “Company”) and the shareholders of the Company signatory hereto (the “Shareholders”).

WHEREAS, the Company intends to enter into a transaction (the “Disposition Transaction”) with Shudong Pan, the Chairman of the Board and a principal stockholder of the Company, pursuant to which Mr. Pan will purchase from the Company 100% of the capital stock of China Metal Holding Inc., a Delaware corporation (“CMHI”) and the owner of 100% of the capital stock of Changzhou Huayue Electronics Inc., a company organized under the laws of The People’s Republic of China (“Changzhou Huayue”), in consideration of the sale and transfer by Mr. Pan to the Company of 10,000,000 shares of Common Stock, par value $0001 per share (the “Common Stock”), of the Company; and

WHEREAS, the Company intends to enter into a Supplier/Distributor Agreement with Changzhou Huayue giving Changzhou Huayue the right to sell in China SavWatt branded products for a royalty of 5% and further granting Changzhou Huayue the right of first refusal to produce SavWatt LED bulbs provided that Changzhou Huayue’ s quality, terms of payment and delivery are the same if not better than other suppliers; and

WHEREAS, the Company intends to enter into a transaction (the “SavWatt Transaction”) with SavWatt USA, Inc. (“SavWatt USA”) whereby the Company will acquire from SavWatt USA the “SavWatt” name and brand and all trademarks and related intellectual property owned by SavWat USA in consideration of the issuance by the Company to SavWatt USA of 1,000,000 shares of Common Stock; and

WHEREAS, it is a condition to the consummation of the Disposition Transaction and the SavWatt Transaction that the Shareholders and the Company to enter into this Agreement to provide for certain restrictions with regard to Transfers (as defined herein) and for other obligations and rights of the Shareholders and the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

GENERAL TRANSFER PROVISIONS

1.1         General Restrictions. No shares of Common Stock, or options or warrants to acquire Common Stock, now owned or hereafter acquired by any of the Shareholders may be sold, assigned, transferred, given away or in any way disposed of (any of the foregoing being hereinafter referred to as a “Transfer”) at any time prior to June 1, 2016 (the “Transfer Term”), unless:

(i)          the individual, firm, corporation, partnership, trust or other entity (“Person”) in whose favor such Transfer is made (other than the Company) (a) is a Permitted Transferee (as defined below) and (b) delivers to the Company a written acknowledgment that the shares of Common Stock or options or warrants to acquire Common Stock to be Transferred are subject to this Agreement, and that such Person and such Person’s successors-in-interest are bound hereby and thereby. For purposes of this Agreement, “Permitted Transferee” shall mean (a) the guardian, conservator, heir or estate of any Shareholder, (b) any corporation, partnership or limited liability company in which all of the outstanding securities and other interests are owned by a Shareholder or Shareholders, (c) any individual or corporation that owns, directly or indirectly, all of the outstanding securities and other interests of a Shareholder or the guardian, conservator or estate of any such individual as of the date hereof, (d) any member of the immediate family of a Shareholder, (e) any trust, all of the beneficiaries of which are a Shareholder or members of the immediate family of a Shareholder, or (f) any affiliate controlled by, or under common control with, a Shareholder; provided, however, that a Permitted Transferee shall not be a competitor of the Company (as determined in good faith by the Board of Directors of the Company, in its sole discretion); and

(ii)         such Transfer shall be made (a) pursuant to an effective registration under the Securities Act of 1933, as amended (as hereafter amended from time to time (the “Securities Act”), or an exemption from the registration requirements thereof and (b) in accordance with applicable state law and the terms of this Agreement; and

(iii)        prior to any such Transfer, the Shareholder proposing to make such Transfer shall give the Company (a) written notice describing the manner and circumstances of the proposed Transfer and (b) if reasonably requested by the Company, a written opinion in form and substance reasonably satisfactory to the Company’s legal counsel to the effect that the proposed Transfer may be effected without registration under the Securities Act or any applicable state law.

Any attempted Transfer other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the shares of Common Stock or options or warrants to acquire Common Stock pursuant to any such Transfer. The Company shall also instruct any transfer agent to put a hold on the Common Stock held by the Shareholders, as reasonably necessary, during the Transfer Term.

1.2         Mechanics of Transfer. Any Shareholder that Transfers shares of Common Stock or options or warrants to acquire Common Stock shall (i) take all such actions and execute and deliver all such documents as may be necessary or reasonably requested by the Company in order to consummate the Transfer of such shares of Common Stock or options or warrants to acquire Common Stock and (ii) pay to the Company such amounts as may be required for any applicable stock transfer taxes.

1.3         Pledge and Hypothecation Prohibited. No Shareholder shall in any manner pledge, hypothecate or encumber, or grant options with respect to his, her or its shares of Common Stock or options or warrants to acquire Common Stock during the Transfer Term.

1.4         Regulatory Requirements. Notwithstanding any provision of this ARTICLE I or this Agreement in its entirety, the Company shall not take any action, and shall be under no obligation to take any action, if such action would cause a reasonable probability that the Company could be deemed to have violated any law or regulation to which it is subject (including, without limitation, the maintenance of a sufficient capital surplus). In no event shall a Shareholder effectuate a Transfer to a Permitted Transferee if such acceptance would be contrary to any applicable law or regulation to which the Company is subject.

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ARTICLE II

CORPORATE GOVERNANCE

2.1         Board of Directors. During the two-year period commencing on the date hereof (“Board Term”), the Shareholders, by majority vote, may elect and appoint two (2) directors to the Board of Directors (the “Shareholder Directors”) of the Company (the “Board”), who shall serve on the Board until their successors are duly elected. The Shareholders hereby initially appoint Dr. Yunzhong Wu and Yile Lisa Pan as the Shareholder Directors. During the Board Term, each Shareholder shall vote its shares of Common Stock, and each Shareholder and the Company shall take all other actions necessary, to elect the Shareholder Directors to serve as directors of the Company and to give effect to the provisions of this Agreement and to ensure that the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) does not, at any time hereafter, conflict in any respect with the provisions of this Agreement and no Shareholder shall vote his or her shares in favor of any amendment of the Certificate of Incorporation or of any merger which would conflict with, or purport to amend or supersede, any of the provisions of this Section 2.1. The Shareholders agree that, during the Board Term, the Shareholder Directors may not be removed from the Board without the written consent of the majority of the Shareholders. The Shareholders also agree that the Shareholders, by majority consent, shall have the right, exercisable at any time during the Board Term with or without cause, to remove a Shareholder Director from the Board and to nominate a replacement director as provided herein, whereupon the Shareholders and the Company will convene a special meeting or act by written consent so as to elect such replacement to serve as a director of the Company. The Shareholders shall take all actions that are necessary or desirable to ensure the election or appointment of the nominees to the Board specified in this Section 2.1.

2.2         Restrictions on Other Agreements. Except as provided for in this Agreement, no Shareholder shall grant any proxy, or enter into or agree to be bound by any voting trust, with respect to shares of Common Stock or convertible securities or underlying shares of capital stock or enter into any shareholders’ agreement or arrangement of any kind with any person with respect to shares of Common Stock or convertible securities or underlying shares of capital stock, in any such case on terms inconsistent with the provisions of this Agreement, including, without limitation, agreements or arrangements with respect to the acquisition, disposition or voting of shares, of Common Stock, or convertible securities or underlying shares of capital stock in a manner inconsistent with this Agreement.

2.3         Board Consent for Certain Actions. The Company and the Shareholders agree that the Company shall not cause a reverse or forward split of the Common Stock, or enter into any kind of other similar arrangement with respect to the Common Stock, without the unanimous consent of the full Board. In addition, the Company and the Shareholders agree that majority consent of the full Board is required for (i) all issuances of Common Stock or any other equity of the Company, and (ii) the Company to enter into a management agreement, consulting agreement, employment agreement or other agreement for the provision of services with a senior executive or any senior management of the Company.

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ARTICLE III

CERTIFICATES

3.1         Restrictive Endorsements. Each certificate evidencing any shares of capital stock of the Company owned by any Shareholder or issued on or after the date hereof to any Shareholder shall bear a legend in substantially the following form:

“The securities evidenced by this certificate are subject to a Shareholders Agreement, dated as OF JUNE 12, 2015. Such Shareholders Agreement provides, among other things, for certain restrictions on voting, sale, transfer, pledge, hypothecation or other disposition of the securities evidenced by this certificate.”

In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate evidencing any shares of Common Stock shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS HUAYUE ELECTRONICS INC. HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

3.2         Stock and Stock Option Agreements. Each agreement granting to any employee of the Company or its subsidiaries any shares of Common Stock or an option to purchase any shares of Common Stock from and after the date of this Agreement shall include a provision requiring the grantee, as a condition to the acquisition of any Common Stock pursuant to such agreement, to consent to the terms of this Agreement and execute a counterpart hereof.

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3.3         Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock and of a bond or other indemnity reasonably satisfactory to the Company and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

ARTICLE IV

SHAREHOLDER CONSENT

Each of the Sharholders, in his or her capacity as a stockholder of the Company, hereby acknowledges, consents to and approves the following resolutions as the resolutions of the stockholders of the Company:

RESOLVED, that the consummation by the Company of the each of the Disposition Transaction and the SavWatt Transaction shall be, and hereby is approved, on the general terms set forth herein and on such other terms and conditions as the Board shall approve; and it is further

RESOLVED, that the Company shall be, and hereby is, authorized to amend the Certificate of Incorporation to (i) increase the authorized number of shares of Common Stock from 60,000,000 shares to 150,000,000 shares, (ii) increase the number of authorized shares of preferred stock, par value $0001 per share, from 1,000,000 shares to 10,000,000 shares, and (iii) change the name of the Company from Huayue Electronics Inc. to such name as the Board shall authorize and approve.

ARTICLE V

MISCELLANEOUS

5.1         Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

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5.2         Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand, facsimile transmission or by registered or certified mail, addressed to the address specified for such party on the signature pages hereof, or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered in person or by facsimile transmission or on a date which is three days after it is mailed at any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed) or State Post Bureau of the Peoples Republic of China.

5.3         Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes all prior understandings or agreements, with regard to the subject hereof. No change in or modification of this Agreement or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the Company and Shareholders of more than fifty percent of the shares of Common Stock owned of record by the Shareholders at the time of such amendment. Any amendment, modification or waiver effected in accordance with this Section 5.3 shall be binding upon all Persons that are parties to or bound by this Agreement whether or not they join in or consent to such amendment, modification or waiver.

5.4         Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

5.5         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

5.6         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

5.7         Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

5.8         Termination. This Agreement shall automatically expire on the date that is the second anniversary of the date hereof.

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5.9         Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, personal representatives, heirs, successors and permitted assigns.

5.10       Severability. In the event that any portion of this Agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.

HUAYUE ELECTRONICS INC.

By:	/s/ Isaac Sutton
Name: Isaac Sutton
Title: Chief Executive Officer

Address:	475 Park Avenue, 30th Floor
New York, New York 10016

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first above written.

SHAREHOLDER:

/s/ Shudong Pan
Name: Shudong Pan

Number of Shares: 10,809,000

Address:	3 Huanzheng Road
Changzhou, China 213144

SUTTON GLOBAL ASSOCIATES INC.

By:	/s/ Isaac Sutton
Name: Isaac Sutton
Title: Chief Executive Officer

Number of Shares: 3,000,000

Address:	475 Park Avenue, 30th Floor
New York, New York 10016

/s/ Xinmei Li
Name: Xinmei Li

Number of Shares: 2,270,370

Address:	3 Huanzheng Road
Changzhou, China 213144

/s/ Kuanlian Peng
Name: Kuanlian Peng

Number of Shares: 520,000

Address:	Runzeyuan Kaifaqu
Dalian, China

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

/s/ Hao Wang
Name: Hao Wang

Number of Shares: 450,000

Address:
Laoranfang Paotai
Dalian, China

/s/ Jianxia Li
Name: Jianxia Li

Number of Shares: 259,816

Address:	51 Huiling Road
Changzhou, China

/s/ Shurong Li
Name: Shurong Li

Number of Shares: 305,000

Address:	51 Huiling Road
Changzhou, China

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]